UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2015

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23622 Calabasas Road, Suite 300

Calabasas, California 91302

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 264-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

ImmunoCellular Therapeutics, Ltd. (the “Company”) previously entered into an Exclusive License Agreement with Cedars-Sinai Medical Center (“Cedars-Sinai”) dated as of November 17, 2006, as amended by the First Amendment dated June 16, 2008, the Second Amendment dated August 1, 2009 and the Third Amendment dated March 26, 2010 (as amended, the “Original License Agreement”).

On May 13, 2015, the Company entered into an Amended and Restated Exclusive License Agreement with Cedars-Sinai (the “Amended License Agreement”) to amend and restate the terms of the Original License Agreement.

Pursuant to the Amended License Agreement, the Company acquired an exclusive, worldwide license from Cedars-Sinai to certain patent rights and technology developed in the course of research into the diagnosis of diseases and disorders in humans and the prevention and treatment of disorders in humans utilizing cellular therapies, including dendritic cell-based vaccines for brain tumors and other cancers and neurodegenerative disorders. Under the Amended License Agreement, the Company will have exclusive rights to, among other things, develop, use, manufacture, sell and grant sublicenses to the licensed technology.

The Company has agreed to pay Cedars-Sinai specified milestone payments related to the development and commercialization of ICT-107, ICT-121 and ICT-140.The Company will be required to pay to Cedars-Sinai specified milestone payments when it initiates patient enrollment in the first Phase III clinical trial for the Company’s first product and upon first commercial sale of the Company’s first product. If both of these milestones are met, the required milestone payments will total $1.1 million. The Company will pay Cedars-Sinai single digit percentages of gross revenues from the sales of products and high-single digit to low-double digit percentages of the Company’s sublicensing income based on the licensed technology.

The Amended License Agreement will terminate on a country-by-country basis on the date upon the expiration of the last to expire patent right under the Amended License Agreement in each such country. Either party may terminate the Agreement in the event of the other party’s insolvency or for the other party’s material breach of its obligations under the Agreement if such breach remains uncured after 60 days of receiving written notice of such breach. Cedars-Sinai may also terminate the Amended License Agreement upon 30 days’ written notice to the Company that a required payment by the Company to Cedars-Sinai under the Amended License Agreement within 30 days of such notice.

The foregoing is only a summary description of the terms of the Amended License Agreement, does not purport to be complete and is qualified in its entirety by reference to the Amended License Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2015	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ David Fractor David Fractor Vice President of Finance and Principal Accounting Officer